UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35602	46-4527741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4315 South Drive Houston, Texas	77053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2014, Infinity Cross Border Acquisition Corporation, a British Virgin Islands business company with limited liability (“Infinity Corp.”), borrowed, pursuant to certain non-interest bearing unsecured convertible promissory notes (the “Sponsor Notes”), an aggregate of $500,000 from Infinity C.S.V.C. Management Ltd. (“Infinity Sponsor”) and HH Energy Group, LP (“Hicks Sponsor” and together with Infinity Sponsor, the “Sponsors”). On April 11, 2014, each of the Sponsors executed and delivered a Notice of Exercise of Optional Conversion to Infinity Corp., pursuant to which, in accordance with the terms of the Sponsor Notes, each Sponsor exercised its right to convert the principal balance of its Sponsor Note into 500,000 warrants of Infinity Corp. (the “New Warrants”), with the New Warrants to have the same terms and conditions as the Insider Warrants (as defined in the Sponsor Notes).

In response to the Sponsors’ Notice of Exercise of Optional Conversion, Glori Energy Inc., a Delaware corporation (“Glori Energy”) and successor to Infinity Corp., entered into that certain Warrant Agreement dated June 12, 2014 with Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), to act on Glori Energy’s behalf to issue and execute the New Warrants (the “Warrant Agreement”). The Warrant Agent agreed to execute the New Warrants in accordance with the terms agreed upon in the Warrant Agreement. In preparing the Warrant Agreement, Glori Energy referenced the existing warrant agreement between Glori Energy (as successor to Infinity Corp.) and the Warrant Agent dated July 19, 2012 (as amended by Amendment No. 1 to Warrant Agreement dated April 14, 2014) and adopted substantially similar provisions. The Warrant Agreement (Exhibit 4.6 to Glori Energy’s Amendment No. 1 to Form S-3, filed with the Securities and Exchange Commission on June 16, 2014) is incorporated herein by reference.

The Warrant Agreement entitles the warrant holders to purchase from Glori Energy the number of shares of common stock of Glori Energy, par value $0.0001 per share (the “Common Stock”), as stated in each New Warrant, at the price of $10.00 per share, subject to certain adjustments provided in the Warrant Agreement. The New Warrants may be exercised only during the period commencing on June 12, 2014 and terminating at 5:00 p.m., New York City time, on the earlier to occur of (x) April 14, 2019 or (y) the liquidation of Glori Energy. During the period commencing on June 12, 2014 and ending on June 14, 2014, Glori Energy shall have the right (the “Mandatory Right”) to request mandatory conversion of each New Warrant for 0.10 shares of Common Stock.

Item 3.02 Unregistered Sales of Equity Securities.

On June 12, 2014, Glori Energy issued New Warrants to purchase an aggregate of 1,000,000 shares of its Common Stock to the Sponsors and their affiliates in exchange for the Sponsor Notes. The New Warrants were exercisable and convertible as described in Item 1.01, above. On June 12, 2014, pursuant to the terms of the Warrant Agreement, Glori Energy exercised the Mandatory Right to convert the New Warrants into shares of Common Stock (such issued shares of Common Stock, the “Warrant Shares”). Glori Energy received no additional proceeds from the issuance of the New Warrants and the Warrant Shares.

The New Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”). In issuing the New Warrants, the Company relied on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated under the Securities Act. The Warrant Shares were registered under the Securities Act as part of Glori Energy’s Form S-3, initially filed with the Securities and Exchange Commission on May 29, 2014, as amended by Glori Energy’s Amendment No. 1 to Form S-3, filed with the Securities and Exchange Commission on June 16, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Warrant Agreement dated June 12, 2014 by and between Glori Energy Inc. and Continental Stock Transfer & Trust Company (including form of Warrant Certificate) (incorporated by reference to Exhibit 4.6 to Glori Energy’s Form S-3 (Registration No. 333-196381))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: June 17, 2014	By:	/s/ Stuart Page
Name: Stuart Page
Title: Chief Executive Officer

Exhibit Number	Description
99.1	Warrant Agreement dated June 12, 2014 by and between Glori Energy Inc. and Continental Stock Transfer & Trust Company (including form of Warrant Certificate) (incorporated by reference to Exhibit 4.6 to Glori Energy’s Form S-3 (Registration No. 333-196381))